Exhibit 10.2

FINAL VERSION

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 22, 2010, by and between the First Lien Agent, First Lien Collateral Agents and the Second Lien Agent (each as defined below).

RECITALS:

WHEREAS, ICG, LLC, a Delaware limited liability company (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, the “Borrower”), the Credit Parties (as defined therein), the Lenders (as defined therein) (together with their successors and assigns, the “First Lien Lenders”), General Electric Capital Corporation, as administrative agent, and General Electric Capital Corporation and UBS AG, Stamford Branch, as collateral agents, are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 22, 2010 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial First Lien Loan Agreement”), pursuant to which the First Lien Lenders have made and will from time to time make loans and provide other financial accommodations to the Borrower;

WHEREAS, International Coal Group, Inc., a Delaware corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, “Holdings”), the Noteholders (as defined therein) (together with their successors and assigns and the Second Lien Agent, the “Second Lien Creditors”) and the Second Lien Agent are parties to that certain Indenture, dated as of March 16, 2010 and that certain Second Supplemental Indenture, dated as of March 22, 2010 (as each may be amended or otherwise modified from time to time in accordance with the terms of this Agreement, collectively the “Initial Second Lien Indenture”), pursuant to which the Second Lien Creditors have purchased certain notes issued by Holdings;

WHEREAS, the Borrower and the other Obligors (as defined herein) have granted to the First Lien Collateral Agents, for the benefit of the First Lien Creditors (as defined below), a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the First Lien Documents (as defined below);

WHEREAS, the Borrower and the other Obligors have granted to the Second Lien Agent, for the benefit of the Second Lien Creditors, a Lien on substantially all of their assets and properties, all as more particularly described in the Second Lien Documents (as defined below); and

WHEREAS, the Second Lien Agent, on behalf of the Second Lien Creditors, and the First Lien Agent and First Lien Collateral Agents, on behalf of the First Lien Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Borrower and the other Obligors and their understanding relative to their respective positions in certain assets and properties of the Borrower and the other Obligors.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1 General Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Agent” means the First Lien Agent or the Second Lien Agent, as applicable.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning set forth in the recitals hereof.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Lien granted in any Insolvency Proceeding) has been or is hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely to collect the Obligations owed to such Secured Creditor and not to exercise their secured creditor remedies in respect of the Collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filing of any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding permitted under Section 5, (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement or (f) any action permitted by Section 3.3 hereunder.

“Designated Permitted Second Lien Disposition” shall have the meaning set forth in Section 2.10(a).

“DIP Financing” shall have the meaning set forth in Section 5.2.

“DIP Liens” shall have the meaning set forth in Section 5.2.

“Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.

“Documents” means the First Lien Documents and the Second Lien Documents, or any of them.

“Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor so long as the net proceeds of such Disposition are applied to the permanent reduction of the Secured Claims, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document or any Second Lien Document.

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien Agent” means General Electric Capital Corporation, in its capacity as administrative agent for the First Lien Creditors under the First Lien Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the First Lien Obligations at any time and from time to time).

“First Lien Avoidance” shall have the meaning set forth in Section 5.4.

“First Lien Collateral Agents” means General Electric Capital Corporation and UBS AG, Stamford Branch, each in its capacity as collateral agent for the First Lien Creditors under the First Lien Documents, and each of their respective successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the First Lien Obligations at any time and from time to time).

“First Lien Creditors” means the First Lien Agent, the First Lien Collateral Agents, the First Lien Lenders and the other Persons from time to time holding First Lien Obligations.

“First Lien Deficiency” means any portion of the First Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“First Lien Documents” means the First Lien Loan Agreement, all Loan Documents (as such term is defined in the First Lien Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the First Lien Agent, First Lien Collateral Agents or any other First Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the First Lien Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“First Lien Lenders” shall have the meaning set forth in the recitals hereto.

“First Lien Letter of Credit Obligations” means all outstanding obligations incurred by or owing to the First Lien Creditors, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Creditor or another issuer pursuant to the First Lien Documents or the purchase of a participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof. The amount of such First Lien Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by or to the First Lien Creditors thereupon or pursuant thereto.

“First Lien Loan Agreement” means (a) the Initial First Lien Loan Agreement and (b) each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Obligations under the Initial First Lien Loan Agreement, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.

“First Lien Loans” means any loans or advances outstanding under the First Lien Documents.

“First Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more of the Obligors to one or more of the First Lien Creditors evidenced by or arising under one or more of the First Lien Documents (including any First Lien Loans, First Lien Letter of Credit Obligations and Hedging Obligations), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Loan Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to one or more of the Obligors (and including the payment of any principal, interest, fees, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding); provided that the maximum principal amount of debt for borrowed money thereunder does not exceed the Maximum First Lien Principal Amount.

“First Lien Secured Claims” means any portion of the First Lien Obligations not constituting a First Lien Deficiency.

“First Lien Termination Date” means the date on which all First Lien Obligations have been Paid in Full.

“Hedging Obligations” means all obligations of any Obligor under and in respect of any Secured Rate Contract (or any similar or equivalent term) under and as defined in the First Lien Loan Agreement.

“Initial First Lien Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Initial Second Lien Indenture” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means, as to any Obligor, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

“Junior Adequate Protection Liens” shall have the meaning set forth in Section 5.2(b).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Maximum First Lien Principal Amount” means, as of any date of determination, the greater of (i) $250,000,000 minus the sum of all permanent reductions of revolving loan commitments under the First Lien Documents after the date hereof and (ii) the Borrowing Base (as such term is defined in the Initial Second Lien Indenture on the date of this Agreement). For the avoidance of doubt, for all purposes of this Agreement, interest, fees, costs, expenses, indemnities and other amounts other than stated principal payable pursuant to the terms of the First Lien Documents, whether or not the same are added to the principal amount of the First Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding, shall not be counted for determining the “Maximum First Lien Principal Amount.”

“New First Lien Agent” shall have the meaning set forth in Section 4.4(a).

“New First Lien Documents” shall have the meaning set forth in Section 4.4(a).

“New First Lien Obligations” shall have the meaning set forth in Section 4.4(a).

“New Second Lien Agent” shall have the meaning set forth in Section 4.4(b).

“New Second Lien Documents” shall have the meaning set forth in Section 4.4(b).

“New Second Lien Obligations” shall have the meaning set forth in Section 4.4(b).

“Obligations” means the First Lien Obligations and the Second Lien Obligations, or any of them.

“Obligor” means the Borrower and each other Person liable on or in respect of the Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been indefeasibly paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

“Permitted Bankruptcy Attorneys’ Fees Payments” shall have the meaning set forth in Section 5.2(b).

“Permitted Collateral Sale” means any Disposition of Collateral so long as such Disposition is permitted under the First Lien Loan Agreement and either (i) the consideration for such Disposition (x) represents the fair market value of the Collateral being Disposed of and (y) consists of at least 75% cash or cash equivalents or (ii) such Disposition is permitted under the Second Lien Indenture. The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”

“Permitted Second Lien Disposition” shall mean a Disposition (excluding any collection of any Collateral consisting of an obligation) of any Collateral in connection with an Enforcement Action by any Second Lien Creditors after the expiration of the Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable in all respects.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Release Documents” shall have the meaning set forth in Section 2.5.

“Release Event” means the taking of any Enforcement Action by the First Lien Creditors against all or any portion of the Collateral (including a Disposition after the occurrence of an Event of Default conducted by any Obligor with the consent or at the direction of the First Lien Agent) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

“Requisite Second Lien Creditors” means Second Lien Creditors holding more than 50% of the outstanding principal balance of the Second Lien Notes.

“Second Lien Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Second Lien Creditors under the Second Lien Documents, and its permitted successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more noteholders that at any time succeeds to or refinances, replaces or substitutes for any or all of the Second Lien Obligations at any time and from time to time).

“Second Lien Creditors” shall have the meaning set forth in the recitals hereto.

“Second Lien Default” means any “Event of Default” under the Second Lien Documents.

“Second Lien Default Notice” means with respect to any Second Lien Default, a written notice from the Second Lien Agent to the First Lien Agent, with a copy to the Obligors, indicating that such Second Lien Default has occurred and describing such Second Lien Default in reasonable detail.

“Second Lien Deficiency” means any portion of the Second Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“Second Lien Disposition Notice” shall have the meaning set forth in Section 2.10(a).

“Second Lien Documents” means the Second Lien Indenture, all Security Agreements (as such term is defined in the Second Lien Indenture), Notes (as such term is defined in the Second Lien Indenture), Guarantees (as such term is defined in the Second Lien Indenture) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Second Lien Agent or any Second Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Second Lien Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Second Lien Indenture” means (a) the Initial Second Lien Indenture and (b) each indenture, note purchase agreement, loan agreement or credit agreement evidencing any replacement, substitution, renewal, or Refinancing of the Obligations under the Second Lien Indenture, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.

“Second Lien Notes” means the notes issued under the Second Lien Documents.

“Second Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Second Lien Creditors evidenced by or arising under one or more of the Second Lien Documents (including the Second Lien Notes), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Indenture and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

“Second Lien Secured Claims” means any portion of the Second Lien Obligations not constituting a Second Lien Deficiency.

“Secured Claims” means the First Lien Secured Claims and/or the Second Lien Secured Claims as the context may require.

“Secured Creditors” means the First Lien Creditors and the Second Lien Creditors, or any of them.

“Senior Adequate Protection Liens” shall have the meaning set forth in Section 5.2(a).

“Standstill Period” means the period commencing on the date of a Second Lien Default and ending upon the date which is the earlier of (a) 180 days after the First Lien Agent has received a Second Lien Default Notice with respect to such Second Lien Default and (b) the date on which the First Lien Obligations have been Paid in Full; provided that in the event that as of any day during such 180 days, no Second Lien Default is continuing, then the Standstill Period shall be deemed not to have commenced.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” shall have the meaning set forth in Section 3.1.

1.2 Certain Matters of Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.

Section 2. Security Interests; Priorities.

2.1 Priorities. Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. The Liens of the First Lien Agent and First Lien Collateral Agents on the Collateral are and shall be senior and prior in right to the Liens of the Second Lien Agent on the Collateral, and such Liens of the Second Lien Agent on the Collateral are and shall be junior and subordinate to the Liens of the First Lien Agent and First Lien Collateral Agents. The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.

2.2 No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

2.3 Perfection; Contesting Liens. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditor in the Collateral or the enforceability of the First Lien Obligations or the Second Lien Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or the Second Lien Agent to enforce this Agreement, including the provisions hereof relating to Lien priority.

2.4 Proceeds of Collateral. Any Collateral or proceeds thereof received by any Second Lien Creditor including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (c) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable); provided that the Second Lien Agent shall have no obligation to take any such action with respect to the Collateral, proceeds or other property not in its possession. All Collateral and proceeds thereof received by any First Lien Creditor prior to the First Lien Termination Date shall be applied to the First Lien Obligations, and Collateral and all proceeds thereof received after the First Lien Termination Date shall be forthwith paid over, in the kind or funds and currency received, to the Second Lien Creditors for application to the Second Lien Obligations (unless otherwise required by law or court order).

2.5 Release of Collateral Upon Permitted Collateral Sale. The Second Lien Agent, on behalf of the Second Lien Creditors, shall at any time in connection with any Permitted Collateral Sale: (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral, (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the First Lien Agent shall reasonably require in order to release and/or terminate such Second Lien Agent’s Liens on the Collateral subject to such Permitted Collateral Sale; provided that if the closing of the Disposition of the Collateral is not consummated within 60 days from the proposed closing date or any agreement governing such Permitted Collateral Sale is terminated by any of the parties thereto, the First Lien Agent and First Lien Collateral Agents shall, upon the Second Lien Agent’s request, promptly return all Release Documents to the Second Lien Agent and (c) be deemed to have consented under the Second Lien Documents to such Permitted Collateral Sale free and clear of the Second Lien Agent’s security interest (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral).

2.6 Release of Collateral Upon Release Event. The Second Lien Agent, on behalf of the Second Lien Creditors, shall, at any time in connection with a Release Event with respect to any Collateral: (a) upon the request of the First Lien Agent with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent the Disposition of such Collateral is either by (i) the First Lien Agent or the First Lien Collateral Agents or their agents or representatives or (ii) any Obligor with the consent of the First Lien Creditors, (b) be deemed to have consented under the Second Lien Documents to such Disposition free and clear of the Second Lien Agent’s Liens (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction and (c) deliver such Release Documents and take such further actions as First Lien Agent may reasonably require in connection therewith; provided that, (i) such release by the Second Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors to the proceeds from any such Disposition of Collateral, (ii) the First Lien Creditors shall promptly apply such proceeds to permanently pay the First Lien Obligations until the same have been Paid in Full, (iii) after such application, any excess proceeds from such Disposition shall be applied in accordance with the provisions of Section 2.4 hereof and (iv) no such release and/or authorization documents shall be delivered (A) to any Obligor or (B) more than 2 Business Days prior to the date of the closing of the Disposition of such Collateral; provided further that if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 60 days of the proposed date of closing or any agreement governing such Disposition is terminated, the First Lien Agent and First Lien Collateral Agents, as appropriate, shall promptly, upon Second Lien Agent’s request, return all Release Documents to the Second Lien Agent.

2.7 Power of Attorney. The Second Lien Agent, on behalf of each Second Lien Creditor, hereby irrevocably constitutes and appoints the First Lien Agent and any officer of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable until the First Lien Termination Date. The Second Lien Agent hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7. No Person to whom this power of attorney is presented, as authority for the First Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor as to the authority of the First Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the First Lien Agent the authority to take and perform the actions contemplated herein.

2.8 Waiver. Each of the First Lien Agent, on behalf of each of the First Lien Creditors, and the Second Lien Agent, on behalf of each of the Second Lien Creditors, (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrower or any other Obligor thereunder.

2.9 Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

2.10 Permitted Second Lien Dispositions. (a) If, after the expiration of the Standstill Period and subject to Section 3.1 of this Agreement, the Second Lien Agent seeks to consummate any Permitted Second Lien Disposition in connection with any Enforcement Action that is permitted hereunder, the Second Lien Agent shall provide notice to the First Lien Agent of its election to consummate such a Permitted Second Lien Disposition, which will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Second Lien Disposition Notice”). Within 10 Business Days of its receipt of a Second Lien Disposition Notice, the First Lien Agent shall provide written notice to the Second Lien Agent whether the First Lien Agent (i) will release the Liens on the Collateral that is the subject of such Permitted Second Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of the Collateral. If the First Lien Agent notifies the Second Lien Agent that it has elected not to release the Lien on the Collateral that is the subject of such Permitted Second Lien Disposition and that it does not intend to commence an Enforcement Action (a “Designated Permitted Second Lien Disposition”) then, the provisions of any other section of this Agreement to the contrary notwithstanding, the proceeds of such Designated Permitted Second Lien Disposition shall be applied to the Second Lien Obligations, until paid in full; provided that the First Lien Creditors shall be deemed to have waived the provisions of the First Lien Documents to the extent necessary to permit such Designated Permitted Second Lien Disposition.

(b) In the case of any other Permitted Second Lien Disposition as to which the First Lien Agent has not notified the Second Lien Agent that the First Lien Agent intends to commence an Enforcement Action with respect to all or any part of the Collateral (and as to which the First Lien Agent does not thereafter commence any such Enforcement Action), the First Lien Agent and the First Lien Lenders shall (i) upon the request of the Second Lien Agent with respect to the Collateral subject to any Permitted Second Lien Disposition, and concurrent with such Permitted Second Lien Disposition, release or otherwise terminate the respective Liens on such Collateral of the First Lien Agent and First Lien Collateral Agents, (ii) be deemed to have consented under the First Lien Documents to such Disposition free and clear of the First Lien Creditors’ Liens (it being understood that the First Lien Creditors shall still, but subject to this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the First Lien Documents to the extent necessary to permit such transaction) and (iii) deliver such Release Documents and take such further actions as the Second Lien Agent may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, the Second Lien Agent shall cause to be paid and/or delivered directly to the First Lien Agent all proceeds of any Permitted Second Lien Disposition (other than a Designated Permitted Second Lien Disposition, which shall be applied as provided in clause (a) above) for application in accordance with Section 2.4.

(c) Notwithstanding anything to the contrary contained herein, no such Release Documents shall be required to be delivered (i) to any Obligor or (ii) more than 2 Business Days prior to the date of the closing of the Permitted Second Lien Disposition; and provided, further, that if the closing of the Disposition of the Collateral subject to such Permitted Second Lien Disposition is not consummated within 5 Business Days of the proposed closing date or the Second Lien Creditors or relevant purchasers cease to diligently pursue consummation of the Permitted Second Lien Disposition, the Second Lien Agent shall promptly return all such Release Documents to the First Lien Agent.

2.11 New Liens. So long as the First Lien Obligations have not been Paid in Full, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of the Borrower or any other Obligor to (a) secure any Second Lien Obligation unless, subject to the terms of this Agreement, concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the First Lien Obligations or (b) secure any First Lien Obligation unless, subject to the terms of this Agreement, concurrently therewith, a junior Lien shall be granted on such asset to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and/or the First Lien Creditors, the Second Lien Agent, on behalf of the Second Lien Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.11 shall be subject to the terms of this Agreement.

2.12 Similar Liens and Agreements. The parties hereto acknowledge and agree that (subject to the preceding Section 2.11) it is their intention that the Collateral securing the First Lien Obligations and the Collateral securing the Second Lien Obligations as of the date hereof be identical in all material respects. In furtherance of the foregoing, and subject to the preceding Section 2.11, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any request by the First Lien Agent or the Second Lien Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Document;

(b) that the documents, agreements and instruments creating or evidencing the Liens of such parties in the Collateral, as of the date hereof, are in all material respects substantively similar, other than with respect to the relative priority of the Liens created or evidenced thereunder; and

(c) any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.

Section 3. Enforcement of Security.

3.1 Management of Collateral. Subject to the other terms and conditions of this Agreement, the First Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the First Lien Agent and First Lien Collateral Agents shall give the Second Lien Agent such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 3.1 or 3.3 below, notwithstanding any rights or remedies available to a Second Lien Creditor under any of the Second Lien Documents, applicable law or otherwise, no Second Lien Creditor shall, directly or indirectly, take any Enforcement Action; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Standstill Period, the Second Lien Creditors may take any Enforcement Action (provided that they give the First Lien Agent at least 10 Business Days written notice prior to taking such Enforcement Action); provided, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall any Second Lien Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding

(including any foreclosure action or proceeding or any Insolvency Proceeding) if the First Lien Agent or a First Lien Collateral Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent or a First Lien Collateral Agent or their agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.

3.2 Notices of Default. Each Agent shall give to the other Agent concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Agent to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure). Each Agent will provide such information as it may have to the other Agent as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and each Agent shall be available on a reasonable basis during normal business hours to review with the other Agent alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral; provided that (i) the failure of any party to do any of the foregoing shall not affect the relative priorities of the Agent’s respective Liens as provided herein or the validity or effectiveness of any notices or demands as against the Borrower or any Obligor and (ii) in no event will the First Lien Agent or any First Lien Creditor have any obligation to obtain the consent of any Second Lien Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action to the extent not in contravention of this Agreement. Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors.

3.3 Permitted Actions.

(a) Section 3.1 shall not be construed to limit or impair in any way the right of: (i) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (ii) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law, (iii) the Second Lien Agent to take any action (not adverse to the prior Liens securing the First Lien Obligations, or the rights of the First Lien Agent, the First Lien Collateral Agents or the First Lien Creditors to exercise remedies in respect thereof) in order to preserve, perfect or protect its junior Lien on the Collateral or (iv) the Second Lien Creditors to receive any remaining proceedings of Collateral after the First Lien Obligations have been Paid in Full. Any proceeds of Collateral received in connection with any such Enforcement Action shall be applied in accordance with Section 2.4 of this Agreement.

(b) Notwithstanding anything herein to the contrary, the Second Lien Agent and the other Second Lien Creditors may, in accordance with the terms of the Second Lien Documents and applicable law, enforce rights and exercise remedies against Borrower or any of the other Obligors as unsecured creditors. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any other Second Lien Creditor of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Agent or any other Second Lien Creditor of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien securing the Second Lien Obligations (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor).

3.4 Collateral In Possession; Real Property Mortgages.

(a) In the event that the First Lien Agent or any First Lien Collateral Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein or is granted a mortgage Lien in any real property of any Obligor, the First Lien Agent or such First Lien Collateral Agent, as applicable, shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Second Lien Creditors, solely for purposes of perfection of its Lien under the UCC or any applicable law governing Liens in real property; provided that none of the First Lien Agent or any First Lien Collateral Agent shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors. Promptly following the First Lien Termination Date, the First Lien Agent and each First Lien Collateral Agent, as applicable, shall, upon the request of the Second Lien Agent, deliver the remainder of the Collateral, if any, in its possession to the designee of the Second Lien Agent (except as may otherwise be required by applicable law or court order).

(b) In the event that any Second Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Second Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such Second Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors.

(c) It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of each party under this Section 3.4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

3.5 Waiver of Marshalling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.6 Insurance and Condemnation Awards. So long as the First Lien Termination Date has not occurred, the First Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the First Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. After the occurrence of the First Lien Termination Date, the Second Lien Agent shall have the exclusive right, subject to the rights of the Obligors under the Second Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

Section 4. Covenants

4.1 [Intentionally Omitted].

4.2 [Intentionally Omitted].

4.3 Enforcement Actions by Second Lien Creditors. The Second Lien Creditors shall give the First Lien Agent at least 10 Business Days’ written notice prior to taking any Enforcement Action, which notice may be given during the pendency of any Standstill Period.

4.4 Effect of Refinancing.

(a) If the Payment in Full of the First Lien Obligations is being effected through a Refinancing, as evidenced by the credit agreement and the other documents evidencing such new First Lien Obligations (the “New First Lien Documents”); provided that the First Lien Agent gives a notice of such Refinancing to the Second Lien Agent at least 5 Business Days prior to such Refinancing; then (i) such Payment in Full of First Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (ii) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New First Lien Obligations”) shall be treated as First Lien Obligations for all purposes of this Agreement, (iii) the New First Lien Documents shall be treated as the First Lien Documents and (iv) the agent under the New First Lien Documents (the “New First Lien Agent”) shall be deemed to be the First Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New First Lien Agent, the Second Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers set forth herein.

(b) If the Payment in Full of the Second Lien Obligations is being effected through a Refinancing, as evidenced by the indenture and the other documents evidencing such new Second Lien Obligations (the “New Second Lien Documents”); provided that the Second Lien Agent gives a notice of such Refinancing to the First Lien Agent at least 5 Business Days prior to such Refinancing; then (i) such Payment in Full of Second Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (ii) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New Second Lien Obligations”) shall be treated as Second Lien Obligations for all purposes of this Agreement, (iii) the New Second Lien Documents shall be treated as the Second Lien Documents and (iv) the agent under the New Second Lien Documents (the “New Second Lien Agent”) shall be deemed to be the Second Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New Second Lien Agent, the First Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Second Lien Agent may reasonably request in order to provide to the New Second Lien Agent the rights and powers set forth herein.

(c) By their acknowledgement hereto, Obligors agree to cause the agreement, document or instrument pursuant to which any New First Lien Agent or any New Second Lien Agent is appointed to provide that the New First Lien Agent or New Second Lien Agent, as applicable, agrees to be bound by the terms of this Agreement.

Section 5. Bankruptcy Matters.

5.1 Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the First Lien Creditors and the Second Lien Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

5.2 Post Petition Financing; Adequate Protection.

(a) If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing (“DIP Financing”) to be provided by one or more of the First Lien Creditors (or to be provided by any other person or group of persons with the consent of the First Lien Agent) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the First Lien Creditors under Section 363 of the Bankruptcy Code, then subject to Section 5.2(b), the Second Lien Creditors agree as follows: (i) adequate notice to Second Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given to the Second Lien Creditors if the Second Lien Agent receives notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 5 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (ii) such DIP Financing (and any First Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (iii) so long as the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the outstanding principal amount of the pre-petition First Lien Obligations, does not exceed the Maximum First Lien Principal Amount, the Second Lien Creditors will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.2(b) below, (iv) the Second Lien Creditors will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (A) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the First Lien Creditors) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any “replacement Liens” granted to the First Lien Creditors as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”) and (C) to any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors and (v) subject to Section 5.2(b) below, the Second Lien Creditors shall not contest or oppose in any manner any adequate protection provided to the First Lien Creditors as adequate protection of their interests in the Collateral, any DIP Financing or any cash collateral use and shall be deemed to have waived any objections to such adequate protection, DIP Financing or cash collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Second Lien Creditors in the Collateral.

(b) Adequate Protection. Notwithstanding the foregoing provisions in this Section 5.2, in any Insolvency Proceeding, if the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Second Lien Creditors may seek (and the First Lien Creditors may not oppose) adequate protection of their interests in the Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the First Lien Obligations (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the First Lien Agent or the other First Lien Creditors) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors pursuant to Section 5.2(a)) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the First Lien Creditors on account of any of the First Lien Obligations or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of cash collateral; provided that the inability of the Second Lien Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 5.2; and provided, further, that the Second Lien Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Lien Creditors, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims. If the First Lien Lenders are receiving payment of attorneys’ fees and expenses in such Insolvency Proceeding, the First Lien Creditors shall not oppose any request by the Second Lien Creditors for payment of reasonable attorneys fees and expenses as adequate protection or otherwise (such fees and expenses of the Second Lien Creditors, the “Permitted Bankruptcy Attorneys’ Fees Payments”). Except as expressly set forth above, the Second Lien Creditors may not seek adequate protection payments, including, without limitation, in the form of payments in respect of post-petition interest on the Second Lien Obligations, in any Insolvency Proceeding, and the First Lien Creditors may oppose any payments proposed to be made by any Obligor to the Second Lien Creditors. Furthermore, in the event that any Second Lien Creditor actually receives any adequate protection payments which are not permitted hereunder in any Insolvency Proceeding, the same shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable) to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents until all First Lien Obligations are Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments to the First Lien Agent.

5.3 Sale of Collateral; Waivers. The Second Lien Creditors agree that they will not object to or oppose a Disposition of any Collateral securing the First Lien Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First Lien Creditors have consented to such or Disposition of such assets, as long as all proceeds of such Disposition received by the First Lien Creditors on account of the First Lien Obligations will be applied to the First Lien Obligations to permanently reduce the Maximum First Lien Principal Amount; provided that the Second Lien Agent, on behalf of itself and the other Second Lien Creditors, may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Agent or the Second Lien Creditors as secured creditors (without limiting the foregoing, neither the Second Lien Agent nor the Second Lien Creditors may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Agent. The Second Lien Agent and the Second Lien Creditors waive any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. The Second Lien Agent and the Second Lien Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Lien Creditors’ claims as fully secured claims with respect to all or part of the First Lien Obligations or for allowance of any First Lien Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First Lien Agent or the First Lien Creditors to enforce their rights or remedies arising under the First Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First Lien Obligations under the First Lien Documents, (iii) asserting any claims which the Obligors may hold with respect to the First Lien Creditors, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the First Lien Agent or (v) opposing a motion by the First Lien Agent to lift the automatic stay. The First Lien Creditors agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Second Lien Obligations under the Second Lien Documents.

5.4 Invalidated Payments. To the extent that the First Lien Creditors receive payments on the First Lien Obligations or proceeds of Collateral for application to the First Lien Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Creditors and the Second Lien Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance. The Second Lien Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.5 Payments. In the event of any Insolvency Proceeding involving one or more Obligors, subject to the Second Lien Creditors’ rights to receive Permitted Bankruptcy Attorneys’ Fees Payments, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Secured Claim) shall be paid or delivered directly to First Lien Agent (to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents) until all First Lien Obligations are Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors on account of any Second Lien Secured Claim, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of any Second Lien Secured Claim to the First Lien Agent; provided that the foregoing provision shall not apply to Distributions made in respect of the Second Lien Secured Claim pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligors which has received the affirmative vote of all classes composed of the First Lien Creditors’ claims and which has been confirmed pursuant to a Final Order. Each Second Lien Creditor also irrevocably authorizes and empowers the First Lien Agent, in the name of each Second Lien Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Second Lien Secured Claim to which the First Lien Creditors are entitled hereunder. In the event of any Distribution received by the Second Lien Creditors in respect of any Second Lien Deficiency, the Second Lien Creditors shall be entitled to retain such Distribution to the extent the same have been paid pursuant to a plan of reorganization which is confirmed pursuant to a Final Order regardless of whether such plan of reorganization has received the affirmative vote of all classes composed of the First Lien Creditors’ claims.

5.6 Separate Grants of Security and Separate Classification. Each Second Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Second Lien Secured Claims are fundamentally different from the First Lien Secured Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. The Second Lien Creditors shall not seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the First Lien Creditors and shall not oppose any pleading or motion by the First Lien Creditors for the First Lien Creditors and the Second Lien Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the Secured Claims of the First Lien Creditors and the Second Lien Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the First Lien Obligations, the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Second Lien Creditors. The Second Lien Creditors hereby acknowledge and agree to turn over to the First Lien Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

5.7 Other Rights. In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the First Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies whether as unsecured lenders or otherwise.

5.8 Post-Petition Interest.

(a) None of the Second Lien Creditors shall oppose or seek to challenge any claim by any First Lien Creditor for allowance in any Insolvency Proceeding of First Lien Creditor claims consisting of post-petition interest except to the extent that the value of the Lien in favor of the First Lien Collateral Agents, for the benefit of the First Lien Creditors, without regard to the existence of the Lien of the Second Lien Agent, for the benefit of the Second Lien Creditors, on the Collateral is not sufficient to support adequate protection in such form.

(b) None of the First Lien Creditors shall oppose or seek to challenge any claim by any Second Lien Creditor for allowance in any Insolvency Proceeding of Second Lien Creditor claims consisting of post-petition interest except to the extent that the value of the Lien of the Second Lien Agent, for the benefit of the Second Lien Creditors, on the Collateral (after taking into account the Liens in favor of the First Lien Collateral Agents, for the benefit of the First Lien Creditors) is not sufficient to support adequate protection in such form.

Section 6. Miscellaneous.

6.1 Termination. Subject to Section 4.4, this Agreement shall terminate and be of no further force and effect upon the first to occur of the Payment in Full of (a) the First Lien Obligations or (b) the Second Lien Obligations.

6.2 Successors and Assigns; No Third Party Beneficiaries.

(a) This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

(b) Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c) In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

6.3 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied or delivered, as follows:

(a) if to First Lien Agent, to it at the following address:

General Electric Capital Corporation, as First Lien Agent

10 Riverview Drive

Danbury, CT 06810

Attention: ICG Account Manager

Telecopier: 203-749-4307

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: William D. Brewer, Esq.

Telecopier: 212-294-4700

(b) if to First Lien Collateral Agents, to them at the following addresses:

(i)	General Electric Capital Corporation, as First Lien Collateral Agent

10 Riverview Drive

Danbury, CT 06810

Attention: ICG Account Manager

Telecopier: 203-749-4307

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: William D. Brewer, Esq.

Telecopier: 212-294-4700

and

(ii)	UBS AG, Stamford Branch, as First Lien Collateral Agent

677 Washington Boulevard

Stamford, CT 06901

Attention: Daniel Goldenberg

Telecopier: 203-719-3888

(c) if to Second Lien Agent, to it at the following address:

The Bank of New York Mellon Trust Company, N.A.

2 North La Salle Street, Suite 1020

Chicago, IL 60602

Attention: Global Corporate Trust

Telecopier: (312) 827-8542

with a copy to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

Attention: J.B. Duer, Esq.

Telecopier: 212 (541)-1482

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 6.3. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

6.4 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

6.5 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

6.6 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

6.7 Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by the Second Lien Agent, with the consent of the Requisite Second Lien Creditors and the First Lien Agent, with the consent of the “Required Lenders” (as defined in the First Lien Loan Agreement). In no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement.

6.8 No Waiver. No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.10 Further Assurances. Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

6.11 Headings. The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

6.12 Lien Priority Provisions. This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder. Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the lenders of any Obligor, other than the First Lien Agent, the First Lien Creditors, the Second Lien Agent, and the Second Lien Creditors as between themselves.

6.13 Credit Analysis. The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations. No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances. No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to: (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

6.14 Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral in accordance with this Agreement. None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

6.15 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

6.16 Specific Performance. Each of First Lien Agent and Second Lien Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

6.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors. None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms

6.18 Subrogation. The Second Lien Agent and the other Second Lien Creditors hereby agree that until the First Lien Termination Date has occurred they will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Second Lien Creditors, on the other hand, any such payment that is paid over to the First Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligation.

6.19 Entire Agreement. This Agreement and the Documents embody the entire agreement of the Obligors, the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the First Lien Agent, the First Lien Creditors, the Second Lien Agent and the Second Lien Creditors relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as First Lien Agent and First Lien Collateral Agent

By:	/s/ Daniel T. Eubanks
Name:	Daniel T. Eubanks
Title:	Duly Authorized Signatory
UBS AG, STAMFORD BRANCH, as First Lien Collateral Agent

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second Lien Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second Lien Agent

By:	/s/ Linda Garcia
Name:	Linda E. Garcia
Title:	Vice President

[Signature Page to Intercreditor Agreement]

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

BORROWER:

ICG, LLC, a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Intercreditor Agreement]

OBLIGORS:

INTERNATIONAL COAL GROUP, INC., a Delaware corporation

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HUNTER RIDGE HOLDINGS, INC., a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE, INC., a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

BRONCO MINING COMPANY, INC., a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

COALQUEST DEVELOPMENT LLC,
a Delaware limited liability company

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HAWTHORNE COAL COMPANY, INC., a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

HUNTER RIDGE COAL COMPANY, a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

ICG ADDCAR SYSTEMS, LLC, a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

ICG BECKLEY, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG EAST KENTUCKY, LLC, a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG EASTERN, LLC, a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG EASTERN LAND, LLC, a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

ICG HAZARD, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG HAZARD LAND, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG ILLINOIS, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG, INC.,
a Delaware corporation

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Intercreditor Agreement]

ICG KNOTT COUNTY, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG NATURAL RESOURCES, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

ICG TYGART VALLEY, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer

JULIANA MINING COMPANY, INC.,
a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

KING KNOB COAL CO., INC.,
a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

MARINE COAL SALES COMPANY, a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

MELROSE COAL COMPANY, INC., a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

PATRIOT MINING COMPANY, INC., a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

POWELL MOUNTAIN ENERGY, LLC,
a Delaware limited liability company

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Treasurer
SIMBA GROUP, INC., a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Treasurer
UPSHUR PROPERTY, INC., a Delaware corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer
VINDEX ENERGY CORPORATION, a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]

WHITE WOLF ENERGY, INC.,
a Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer
WOLF RUN MINING COMPANY, a West Virginia corporation

By:	/s/ Joseph R. Beckerle
Name:	Joseph R. Beckerle
Title:	Vice President and Treasurer

[Signature Page to Intercreditor Agreement]